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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 14, 2003


                   AMERICAN BUSINESS FINANCIAL SERVICES, INC.
     ----------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                      000-22474               87-0418807
----------------------------     ------------------------    -------------------
(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
     of incorporation                                        Identification No.)


                111 Presidential Boulevard, Bala Cynwyd, PA 19004
                -------------------------------------------------
                (Address of principal executive offices/Zip Code)


        Registrant's telephone number, including area code: 610-668-2440


                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)












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ITEM 5.           OTHER INFORMATION

         American Business Financial Services, Inc. ("ABFS") received a civil subpoena, dated May 14, 2003, from the Civil Division of the United States Attorney for the Eastern District of Pennsylvania (U.S. Department of Justice) requesting that ABFS provide (among other items) the following documents and information with respect to ABFS and its lending and/or primary subsidiaries (collectively the "Company") for the period from May 1, 2000 to May 1, 2003, relating to: (1) all loan files with respect to mortgage loan transactions in which the Company entered into a forbearance agreement with a borrower rather than pursue foreclosure or other contract remedies in connection with the borrower's delinquent loan; (2) the servicing, processing, foreclosing, and handling of delinquent loans, non-performing loans, and loans in default, the carrying, processing and sale of real estate owned, and forbearance agreements; and (3) agreements to sell or otherwise transfer mortgage loans (including but not limited to, any pooling or securitization agreements) or to obtain funds to finance the underwriting, origination or provision of mortgage loans, any transaction in which mortgage loans were sold or transferred, any instance in which the Company was not to service or not to act as custodian for a mortgage loan, representations and warranties made in connection with mortgage loans, secondary market loan sale schedules, and credit loss, delinquency, default, and foreclosure rates of mortgage loans. We intend to cooperate fully with the U.S. Attorney's office.

























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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Dated: June 12, 2003

                   AMERICAN BUSINESS FINANCIAL SERVICES, INC.


                                    By:       Anthony J. Santilli
                                              ----------------------------------
                                    Name:     Anthony J. Santilli
                                    Title:    Chairman, Chief Executive Officer,
                                              President, Chief Operating Officer
                                              and Director